Exhibit 99.(c) (10)

DRAFT BAIRD

PROJECT GIANT

Updated Preliminary Valuation Analysis

July 25, 2008

Process Update DRAFT BAIRD

Since the June 5(th) Board meeting, GIANT management and its advisors have continued to work on clarifying the May 5(th)proposal set forth by M-Co Still under a Confidentiality Agreement, discussions have centered primarily around M-Co’s due diligence requirements and the Draft Purchase Agreement Selected due diligence activities have included:

M-Co has been provided access to view certain information through an electronic data room

GIANT and M-Co management, with advisors, met in New York on July 16(th)to discuss GIANT’s securitization program, 2008 year-to-date results, and other financial items

M-Co’s accounting advisors met with GIANT’s outside accountants to review audit and tax work papers on July 17(th) and 18(th)

Follow-up discussions and diligence calls are ongoing

GIANT has completed its second quarter and preliminarily revised its financial plan

Draft Purchase Agreement discussions have included the following topics:

– Purchase price

– Termination fee terms and amount

– Drag-along provision

– “Window” shop terms

– Superior proposal definition

– Tender offer structure

– Notice period and form

– Time to match

Material adverse change definition

1 PROJECT GIANT

LTM Stock Price Analysis DRAFT BAIRD

GIANT Stock Price

$30.00 8/9/07

52 Week High 5/14/08 6/5/08 $29.18 Initial Board Meeting Update Board Meeting $25.00 $16.45 $16.51 $20.00

$15.00 $15.62

$10.00

7/23/07 9/13/07 11/4/07 12/26/07 2/17/08 4/9/08 5/31/08 7/23/08

M-Co Stock Price

8/8/07

50.00 € 52 Week High

5/14/08 6/5/08

47.86 €

Initial Board Meeting Update Board Meeting 40.00 € 19.24 € 20.29 €

30.00 €

20.00 €

18.20 €

10.00 €

7/23/07 9/13/07 11/4/07 12/26/07 2/17/08 4/9/08 5/31/08 7/23/08

Source: Capital IQ.

2 PROJECT GIANT

Half Year and Annual Income Statement Update DRAFT BAIRD

($ in thousands, except per share amounts)

Half Year Income Statement

1st Half 2008 Variance 2nd Half 2008 Variance

Plan Actual $% Plan Revised $%

Net Sales $ 218,078 $ 193,238($ 24,840)(11.4%) $ 187,121 $ 200,774 $ 13,653 7.3%

EBITDA 15,726 12,502($ 3,224)(20.5%) 10,592 13,148 $ 2,556 24.1%

% Margin 7.2% 6.5% 5.7% 6.5%

EPS $0.62 $0.36( $0.26)(41.9%) $0.33 $0.53 $0.20 60.6%

Annual Income Statement

Full Year 2008 Variance Plan Revised $ %

Net Sales $405,199 $394,012 ($11,187) (2.8%) EBITDA 26,318 25,650 ($668) (2.5%)

% Margin 6.5% 6.5%

EPS $0.95 $0.89 ($0.06) (6.3%)

Source: 1(st) half per internal financial statements. 2(nd) half and FY2008 per management estimates dated July 14, 2008.

3 PROJECT GIANT

Quarterly Income Statement Update DRAFT BAIRD

($ in thousands, except per share amounts)

1st Half Quarterly Results

Q1 Variance Q2 Variance Plan Actual $ % Plan Actual $ %

Net Sales $82,720 $82,151 ($569) (0.7%) $135,358 $111,087 ($24,271) (17.9%) EBITDA 1,473 3,291 $1,818 123.4% 14,253 9,211 ($5,042) (35.4%)

% Margin 1.8% 4.0% 10.5% 8.3%

EPS ($0.04) ($0.07) ($0.03) (75.0%) $0.66 $0.43 ($0.23) (34.8%)

2nd Half Quarterly Estimates

Q3 Variance Q4 Variance Plan Revised $ % Plan Revised $ %

Net Sales $102,878 $103,970 $1,092 1.1% $84,243 $96,805 $12,562 14.9% EBITDA 7,995 7,121 ($874) (10.9%) 2,597 6,026 $3,429 132.0%

% Margin 7.8% 6.8% 3.1% 6.2%

EPS $0.31 $0.29 ($0.02) (6.5%) $0.02 $0.23 $0.21 1,050.0%

Source: Q1 and Q2 per internal financial statements. Q3 and Q4 per management estimates dated July 14, 2008.

4 PROJECT GIANT

4th Quarter 2008 Plan Revenue Bridge DRAFT BAIRD

($ in millions)

$100.0

$2.6 $96.8

$95.0 $4.0

$6.0 $90.0

$85.0 $84.2

$80.0

$75.0

[Redacted]

Original Plan Articulated Loader Telehandler Revised Plan European Launch Additional Sales

EBITDA $2.6 $6.0 Margin% 3.1% 6.2%

5 PROJECT GIANT

Preliminary GIANT Share Price Multiples Matrix DRAFT

Summary Preliminary Projected Financial Information

($ in millions, except per share amounts)

GIANT Price per Share / Premium to Current Price / Equity Value / Implied Enterprise Value(1)

$ 15.62 $ 25.00 $ 27.50 $ 30.00 $ 32.50 $ 35.00

0.0% 60.1% 76.1% 92.1% 108.1% 124.1%

$ 195.0 $ 315.7 $ 348.0 $ 380.2 $ 412.5 $ 444.9

$ 267.8 $ 388.6 $ 420.9 $ 453.1 $ 485.3 $ 517.7

LTM 6/30/08 (2)

Net Sales $ 400.3 0.7 x 1.0 x 1.1 x 1.1 x 1.2 x 1.3 x

EBITDA 33.5 8.0 11.6 12.6 13.5 14.5 15.5

EBIT 29.1 9.2 13.4 14.5 15.6 16.7 17.8

Net Income 14.1 13.8 22.4 24.7 27.0 29.3 31.6

2008E (3)

Net Sales $ 394.0 0.7 x 1.0 x 1.1 x 1.1 x 1.2 x 1.3 x

EBITDA 25.7 10.4 15.2 16.4 17.7 18.9 20.2

EBIT 20.9 12.8 18.6 20.1 21.6 23.2 24.7

Net Income 10.8 18.0 29.1 32.1 35.0 38.0 41.0

2009P (3)

Net Sales $ 469.8 0.6 x 0.8 x 0.9 x 1.0 x 1.0 x 1.1 x

EBITDA 36.9 7.3 10.5 11.4 12.3 13.1 14.0

EBIT 27.4 9.8 14.2 15.4 16.5 17.7 18.9

Net Income 15.5 12.6 20.3 22.4 24.5 26.6 28.6

Note: Revenue and expenses related to finance operations are included for all periods. Current Finance Receivables include $55.2 million of Retained Interest and $0.1 million of Finance Contracts Receivable, totaling $55.2 million. (1) Premium based on closing stock price of $15.62 as of July 23, 2008. 52 week low-high range is $12.98-$29.18. Implied enterprise value based on 12.3 million basic shares outstanding and diluted options outstanding calculated using the treasury method as of December 31, 2007. Enterprise value calculation includes net debt of $72.9 as of June 30, 2008, which assumes no assets related to financing are treated as cash.

(2) Based on Form 10-K for the period ending 12/31/07, Form 10-Q for the period ending 6/30/07, and internal financial statements for the period ending 6/30/08.

(3) Based on GIANT management estimates.

6 PROJECT GIANT

Preliminary Selected Public Companies

DRAFT BAIRD

($ in millions)

Company	Ticker	Enterprise Value	EBITDA Multiples LTM	EBITDA Multiples 2008	EBITDA Multiples 2009	EBIT Multiples LTM	EBIT Multiples 2008	EBIT Multiples 2009	P/E Multiples LTM	P/E Multiples 2008	P/E Multiples 2009
GIANT		$267.8	8.0 x	10.4 x	7.3 x	9.2 x	12.8 x	9.8 x	13.8 x	18.0 x	12.6 x
Astec Industries Inc.	ASTE	$714.3	6.7 x	6.0 x	5.7 x	7.9 x	7.1 x	6.7 x	12.6 x	11.6 x	11.2 x
Caterpillar Inc.	CAT	50,071.7	8.1	7.5	7.3	10.0	10.6	10.7	12.8	14.4	14.6
CNH Global NV	CNH	12,384.3	7.3	6.5	6.1	8.8	8.0	7.5	18.5	11.1	8.4
Deere & Co.	DE	30,918.1	10.0	8.4	7.2	11.7	9.7	8.2	18.9	17.8	14.8
Terex Corp.	TEX	5,870.8	4.9	4.7	4.3	5.2	5.1	4.7	7.1	7.3	6.7
July 23:		Mean	7.4 x	6.6 x	6.1 x	8.7 x	8.1 x	7.6 x	14.0 x	12.4 x	11.1 x
		Median	7.3	6.5	6.1	8.8	8.0	7.5	12.8	11.6	11.2
June 5:		Mean	9.0 x	8.1 x	7.3 x	10.6 x	9.6 x	8.7 x	17.6 x	15.6 x	13.9 x
		Median	8.4	7.3	6.9	10.2	8.8	8.1	15.8	16.8	13.5

Selected company stock prices have traded down an average of 15.5% since June 5th and 20.0% since May 14th

Sources: Based on publicly available documents as of July 23, 2008. Finance divisions are excluded for CAT, CNH and DE for actual and projected statistics. ASTE and TEX projections per Capital IQ consensus estimates.
CAT projections per Morgan Stanley equity research report dated July 22, 2008. CNH projections per JP Morgan equity research report dated July 24, 2008.
DE projections per Goldman Sachs equity research report dated May 14, 2008.

PROJECT GIANT

7

Preliminary Implied Transaction Premiums

DRAFT BAIRD

GIANT Proposal – Point In Time [1]

	Premium		
	July 23rd	June 5th	May 14th
1-Day	92.1%	90.6%	85.4%
7-Days	125.1%	81.6%	82.7%
30-Days	104.4%	86.1%	73.3%
60-Days	90.2%	70.1%	89.8%
90-Days	62.2%	94.2%	65.0%
180-Days	77.8%	76.0%	72.9%
1-Year	5.5%	1.3%	3.7%
All-time High	(25.7%)	(25.7%)	(25.7%)
LTM Low	131.1%	114.1%	114.1%

GIANT Proposal – Volume Weighted Average Price [2]

	Premium		
	July 23rd	June 5th	May 14th
90-Days	94.4%	83.5%	81.2%
180-Days	85.4%	81.5%	81.4%
1-Year	54.3%	43.7%	40.8%
2-Years	29.0%	26.4%	24.9%
3-Years	17.6%	16.2%	15.8%

Recent Implied Market Transaction Premiums [3]

	Implied Transaction Premium		
	1 - Day	1 - Week	1 - Month
Low	(93.3%)	(97.1%)	(97.6%)
Mean	32.0%	34.4%	38.2%
Median	30.7%	29.8%	34.2%
High	117.6%	200.5%	245.6%

(1) Premiums calculated based upon $30.00 per share proposal utilizing Giant's stock price reference date of July 23, 2008 per Capital IQ.
(2) Volume weighted average price calculated based upon $30.00 per share proposal utilizing a reference date of July 23, 2007. 90-Days and 180-Days per Bloomberg. 1,2 and 3-year data per Xignite historical VWAPs.
(3) Year-to-date public company transaction premiums per company press releases, Capital IQ and SDC. Additional detail in the Appendix.

8

PROJECT GIANT

Preliminary Summary of Analyses DRAFT BAIRD

Preliminary Summary Equity Value / Share

Current Summary Valuation Previous Summary Valuation

Low Average Median High Low Average Median High

Preliminary Selected Company Analysis (1) $5.13 $10.36 $9.86 $15.20 $10.61 $16.05 $14.95 $21.82

Preliminary Selected Transaction Analysis - LTM 11.43 23.22 20.03 55.40 14.72 30.03 25.94 70.22

Preliminary Selected Transaction Analysis - 2008E 7.62 16.59 14.15 40.83 7.74 17.45 14.89 42.72

Preliminary Discounted Cash Flow Analysis 23.82 31.10 31.08 38.96 24.81 32.19 32.17 40.15

Note: Assumes 12.3 million shares outstanding plus the exercise of all “in the money” options and net debt of $72.9 million. (1) Average of LTM, 2008E and 2009P statistics.

9 PROJECT GIANT

Break-Up Fee Analysis

DRAFT

Last Six Months

Announcement Date	Target	Acquiror	Break Up Fee	Enterprise Value	Equity Value	Break Up Fee as a % of Enterprise Value	Break Up Fee as a % of Equity Value
7/18/08	EAG Limited (AIM:EAG)	Odyssey Investment Partners, LLC	$1.6	$193.6	$146.5	0.8%	1.1%
7/15/08	Lev Pharmaceuticals, Inc. (OTCBB:LEVP)	ViroPharma Inc. (NasdaqGS:VPHM)	18.5	568.1	392.3	3.3%	4.7%
7/15/08	Intervoice Inc. (NasdaqGS:INTV)	Convergys Corporation (NYSE:CVG)	14.5	269.6	322.3	5.4%	4.5%
7/9/08	Excel Technology Inc. (NasdaqGS:XLTC)	GSI Group Inc. (NasdaqGS:GSIG)	9.0	340.6	347.6	2.6%	2.6%
7/8/08	Texas Wings, Inc.	Chanticleer Holdings, Inc. (OTCBB:CCLR)	3.0	103.3	87.2	2.9%	3.4%
7/1/08	Fiserv Insurance Solutions	Stone Point Capital LLC	23.0	796.8	461.8	2.9%	5.0%
6/27/08	Darwin Professional Underwriters, Inc. (NYSE:DR)	Allied World Assurance Company Holdings Ltd.	16.5	547.4	544.6	3.0%	3.0%
6/26/08	Photon Dynamics, Inc. (NasdaqGM:PHTN)	Orbotech Ltd. (NasdaqGS:ORBK)	9.0	228.9	287.2	3.9%	3.1%
6/20/08	Credence Systems Corp. (NasdaqGM:CMOS)	LTX Corp. (NasdaqGM:LTXX)	6.8	146.4	183.6	4.6%	3.7%
6/17/08	MEDecision, Inc. (NasdaqGM:MEDE)	Health Care Service Corporation	6.0	113.9	114.4	5.3%	5.2%
6/15/08	Greenfield Online Inc. (NasdaqGM:SRVY)	Quadrangle Group LLC	12.5	360.7	408.0	3.5%	3.1%
6/13/08	Loring Ward International Ltd. (TSX:LW)	Friedman Fleischer & Lowe, LLC	3.0	109.2	127.1	2.7%	2.4%
6/9/08	HireRight, Inc. (NasdaqGM:HIRE)	Usis Commerical Services, Inc.	5.4	157.2	179.4	3.4%	3.0%
6/9/08	CAM Commerce Solutions Inc. (NasdaqGS:CADA)	Great Hill Partners, LLC	1.5	151.4	167.7	1.0%	0.9%
6/8/08	Third Wave Technologies Inc. (NasdaqGM:TWTI)	Hologic Inc. (NasdaqGS:HOLX)	18.0	538.4	509.7	3.3%	3.5%
6/5/08	Henry Petroleum, LP	Concho Resources, Inc. (NYSE:CXO)	20.0	565.0	565.0	3.5%	3.5%
6/5/08	Tumbleweed Communications Corp. (NasdaqGM:TMWD)	Axway Inc.	4.5	117.9	143.4	3.8%	3.1%
6/4/08	Tercica Inc. (NasdaqNM:TRCA)	Ipsen S.A. (ENXTPA:IPN)	11.0	502.8	464.3	2.2%	2.4%
5/30/08	Leiner Health Products Inc.	NBTY Inc. (NYSE:NTY)	5.8	639.4	230.0	0.9%	2.5%
5/28/08	Trump Marina, Inc.	Coastal Development, LLC	15.0	316.0	316.0	4.7%	4.7%
5/28/08	Kosan Biosciences Inc. (NasdaqNM:KOSN)	Bristol-Myers Squibb Co. (NYSE:BMY)	7.2	280.4	237.2	2.6%	3.0%
5/22/08	Angelica Corp. (NYSE:AGL)	Lehman Brothers Merchant Banking	9.0	296.8	210.0	3.0%	4.3%
5/21/08	MedQuist Inc. (OTCPK:MEDQ)	CBay, Inc.	8.6	260.3	413.0	3.3%	2.1%
5/20/08	United Pet Group, Inc.	Salton, Inc. (OTCPK:SFPI)	50.0	915.0	692.5	5.5%	7.2%
5/19/08	Jazz Technologies, Inc. (AMEX:JAZ)	Tower Semiconductor Ltd. (NasdaqNM:TSEM)	1.2	171.2	42.1	0.7%	2.8%
5/15/08	Optium Corporation (NasdaqNM:OPTM)	Finisar Corp. (NasdaqNM:FNSR)	16.7	172.2	218.8	9.7%	7.6%
5/12/08	Iomai Corporation (NasdaqNM:IOMI)	Intercell Biomedical Research & Development	6.0	176.6	169.0	3.4%	3.6%

Source: Capital IQ

PROJECT GIANT

10

DRAFT BAIRD

Break-Up Fee Analysis

Last Six Months

Announcement Date	Target	Acquiror	Break Up Fee	Enterprise Value	Equity Value	Break Up Fee as a % of Enterprise Value	Break Up Fee as a % of Equity Value
5/10/08	Radyne Corp. (NasdaqNM:RADN)	Comtech Telecommunications Corp.	5.0	195.0	216.3	2.6%	2.3%
5/7/08	VBV LLC	Green Plains Renewable Energy, Inc.	6.0	310.6	98.6	1.9%	6.1%
5/6/08	BE&K, Inc.	KBR, Inc. (NYSE:KBR)	16.5	550.0	487.0	3.0%	3.4%
5/1/08	Moldflow Corporation (NasdaqNM:MFLO)	Autodesk, Inc. (NasdaqNM:ADSK)	7.5	190.1	271.1	3.9%	2.8%
4/30/08	FTD Group Inc. (NYSE:FTD)	United Online Inc. (NasdaqNM:UNTD)	11.8	720.9	449.8	1.6%	2.6%
4/29/08	Black Hills Corporation, Seven Independent Power Plants	J.P. Morgan Asset Management, Hastings	50.0	840.0	840.0	6.0%	6.0%
4/29/08	Accuro Healthcare Solutions, Inc.	MedAssets, Inc. (NasdaqNM:MDAS)	15.0	352.7	228.9	4.3%	6.6%
4/22/08	Haven Eldercare, LLC	LifeHouse Retirement Properties Inc.	3.0	105.0	105.0	2.9%	2.9%
4/18/08	180 Connect Inc. (OTCBB:CNCT)	DirecTV Enterprises LLC	0.5	101.6	47.3	0.5%	1.1%
4/13/08	Fremont Investment & Loan, 22 Retail Banking Branches	CapitalSource Inc. (NYSE:CSE)	5.0	198.0	198.0	2.5%	2.5%
4/13/08	Clayton Holdings, Inc. (NasdaqNM:CLAY)	Greenfield Partners, LLC	9.0	142.9	133.2	6.3%	6.8%
4/11/08	Sirtris Pharmaceuticals, Inc. (NasdaqNM:SIRT)	SmithKline Beecham Corporation	22.5	619.8	658.5	3.6%	3.4%
4/9/08	Danka Office Imaging Company, Inc.	Konica Minolta Business Solutions, U.S.A., Inc.	5.0	240.0	215.0	2.1%	2.3%
4/4/08	Industrial Distribution Group Inc. (NasdaqNM:IDGR)	Luther King Capital Management Corporation	3.5	133.0	118.5	2.6%	3.0%
4/3/08	Tutor-Saliba Corporation	Perini Corp. (NYSE:PCR)	30.0	885.8	875.8	3.4%	3.4%
4/2/08	Magnum Coal Company	Patriot Coal Corporation (NYSE:PCX)	5.0	717.8	511.0	0.7%	1.0%
3/31/08	Ansoft Corp. (NasdaqNM:ANST)	Ansys, Inc. (NasdaqNM:ANSS)	27.0	826.3	759.3	3.3%	3.6%
3/31/08	Bentley Pharmaceuticals Inc. (NYSE:BNT)	Teva Pharmaceutical Industries Ltd.	13.0	343.8	341.4	3.8%	3.8%
3/31/08	Aztar Indiana Gaming Company, L.L.C.	Eldorado Resorts LLC	6.6	245.0	220.0	2.7%	3.0%
3/23/08	Digimarc Corp. (NasdaqNM:DMRC)	L-1 Identity Solutions Inc. (NYSE:ID)	7.5	228.1	249.7	3.3%	3.0%
3/20/08	Synplicity Inc.	Synopsys Inc. (NasdaqNM:SNPS)	7.9	215.8	211.8	3.7%	3.7%
3/17/08	BladeLogic, Inc.	BMC Software Inc. (NYSE:BMC)	28.5	810.6	783.6	3.5%	3.6%
3/13/08	HCP, Inc., 21 Healthcare Facilities	MPT Operating Partnership, L.P.	4.0	370.9	370.9	1.1%	1.1%
3/6/08	Essex Crane Rental Corporation	Kirtland Capital Partners, Hyde Park Acquisition	4.0	210.0	203.0	1.9%	2.0%
3/5/08	Iomega Corp. (NYSE:IOM)	EMC Corporation (NYSE:EMC)	7.5	163.2	210.9	4.6%	3.6%
2/29/08	National Beef Packing Co. LLC	JBS S.A. (BOVESPA:JBSS3)	25.0	999.1	559.6	2.5%	4.5%
2/25/08	CollaGenex Pharmaceuticals Inc.	Galderma Laboratories, L.P.	12.6	320.8	358.2	3.9%	3.5%

Source: Capital IQ

11

PROJECT GIANT

DRAFT BAIRD

Break-Up Fee Analysis

Last Six Months

Announcement Date	Target	Acquiror	Break Up Fee	Enterprise Value	Equity Value	Break Up Fee as a % of Enterprise Value	Break Up Fee as a % of Equity Value
2/25/08	National Medical Health Card Systems Inc.	SXC Health Solutions, Corp. (NasdaqNM:SXCI)	5.0	136.4	64.8	3.7%	7.7%
2/24/08	Reliant Energy Inc., Channelview Cogeneration Plant	Kelson Energy, LLC	40.0	508.0	468.0	7.9%	8.5%
2/20/08	ProCentury Corp. (NasdaqNM:PROS)	Meadowbrook Insurance Group Inc. (NYSE:MIG)	9.5	290.1	268.1	3.3%	3.5%
2/20/08	Industrial Distribution Group Inc. (NasdaqNM:IDGR)	Platinum Equity, LLC	3.0	135.7	121.4	2.2%	2.5%
2/20/08	Encysive Pharmaceuticals Inc. (NasdaqNM:ENCY)	Pfizer Inc. (NYSE:PFE)	7.7	346.8	190.3	2.2%	4.0%
2/18/08	Tender Loving Care Health Care Services, Inc.	Amedisys Inc. (NasdaqNM:AMED)	8.0	394.5	378.7	2.0%	2.1%
2/15/08	M/G Transport Services, Inc.	Brooklyn NY Holdings LLC	1.1	112.8	112.8	1.0%	1.0%
2/14/08	Ferris, Baker Watts, Inc.	Royal Bank of Canada (TSX:RY)	5.0	230.5	205.0	2.2%	2.4%
2/14/08	Cyalume Technologies, Inc.	Vector Intersect Security Acquisition Corporation	0.2	117.3	117.3	0.2%	0.2%
2/13/08	180 Connect Inc. (OTCBB:CNCT)	Creative Vistas Inc. (OTCBB:CVAS)	3.0	125.3	69.0	2.4%	4.3%
2/11/08	Balfour Beatty Communities, LLC	Balfour Beatty, Inc.	8.0	350.5	350.5	2.3%	2.3%
1/31/08	Wedge Oil and Gas Services, L.L.C.	Pioneer Drilling Co. (AMEX:PDC)	1.0	311.0	311.0	0.3%	0.3%
1/30/08	Summit Global Logistics, Inc. (OTCPK:SGLT.Q)	Ableco Finance, L.L.C., Fortress Credit	1.8	163.0	56.5	1.1%	3.2%
1/30/08	Audible, Inc.	Amazon.com Inc. (NasdaqNM:AMZN)	10.0	210.6	291.5	4.7%	3.4%
1/29/08	NuCO2 Inc.	Aurora Capital Group	20.0	470.2	443.1	4.3%	4.5%
1/25/08	Certain Natural Gas and Oil Properties in the Midcontinent	Questar Exploration and Production Company	59.7	601.0	540.9	9.9%	11.0%
1/24/08	Calence, LLC	Insight Enterprises Inc. (NasdaqNM:NSIT)	3.0	160.0	106.6	1.9%	2.8%
1/13/08	**A.S.V. Inc.**	**Terex Corp. (NYSE:TEX)**	**17.0**	**457.0**	**494.2**	**3.7%**	**3.4%**

Last Six Months	Enterprise Value	Equity Value
Low	0.2%	0.2%
Mean	3.2%	3.5%
Median	3.0%	3.3%
High	9.9%	11.0%

	Break Up Fee	Enterprise Value	Equity Value
PROJECT GIANT	$15.0	3.4%	4.0%
	12.5	2.8%	3.3%
	10.0	2.3%	2.7%

Source: Capital IQ

12

PROJECT GIANT

Robert W. Baird Ltd. and Baird Capital Partners Europe are authorized and regulated in the UK by the Financial Services Authority.